                                PROMISSORY NOTE

$1,500,000                                                     October 7, 1996

          FOR VALUE RECEIVED, DIGEX, Incorporated, a Maryland corporation (the "Maker"), promises to pay to the order of Blue Chip Capital Fund Limited Partnership or assigns ("Blue Chip" or the "Holder"), at 2000 FNC Center, 201 East Fifth Street, Cincinnati, Ohio 45202, or at such other place as the Holder of this Note may from time to time designate, on the Maturity Date (as hereinafter defined), the principal amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000), together with interest on the unpaid principal amount hereof from the date hereof, until paid in full, said interest to be due and payable monthly in arrears on the last of each month or (at the option of the Maker) such interest shall accrue and be payable on the Maturity Date, at a rate per annum (computed on the basis of a 360 day year and applied to the actual number of days elapsed in each interest calculation period) equal to nine percent (9%), compounded monthly. All payments hereunder shall be made in lawful money of the United States of America, without offset. The indebtedness represented by this Note shall be senior indebtedness of the Maker and shall rank on a parity with all other senior indebtedness of the Maker.

          For purposes of this Note, "Maturity Date" means the earlier to occur of (a) the closing date of any transaction involving the incurrence of any indebtedness by the Maker or the issuance of any debt or equity securities of the Maker (including without limitation an initial public offering of securities by the Maker) pursuant to which the Maker receives gross proceeds of $5,000,000 or more, or (b) April 7, 1997.

          Notwithstanding the foregoing and in addition to the provisions herein providing for the grants of Warrants, the Holder shall have the right, exercisable in its sole discretion, to require the Maker to prepay the unpaid principal amount of this Note, together with all accrued and unpaid interest thereon, upon (or at any time after) the announcement of, or execution of an agreement relating to, a transaction by the Maker that would result in (a) a person who is not currently a holder of shares of Common Stock (as hereinafter defined) or securities convertible into or exchangeable for Common Stock acquiring 51% or more of the Common Stock of the Maker on a fully diluted basis;
(b) the sale of all or substantially all of the assets of the Maker; or (c) any other transaction, including a merger, consolidation, or transfer of assets, subject to Section 3-105 of the Maryland General Corporation Law other than (i) any transaction of the type described in Section 3-106(a) of the Maryland General Corporation Law or (ii) any such transaction effected solely to change the jurisdiction of incorporation of the Maker.

          In addition to the foregoing, the Maker may prepay this Note in whole or in part at any time or times without premium or penalty. In the event of a partial prepayment, the proceeds thereof shall be applied, first, to the accrued and unpaid interest hereunder, and thereafter to the unpaid principal amount hereof.

WARRANTS

    (A) The Maker hereby agrees to grant to Blue Chip, or any subsidiary or affiliate designated by Blue Chip, warrants to purchase shares of common stock, $.01 par value per share, of the Maker (the "Common Stock"), substantially in the form set forth in Appendix A hereto ("Warrants"), in the amount specified in subparagraph (C) below, the exercise price of which will be $1.00 per share, upon the occurrence of either of the following:

         1. An underwritten public offering of the Common Stock has not been consummated on or before October 31, 1996; or

         2. The principal amount of this Note, and all accrued and unpaid interest thereon, shall not have been paid in full on or before October 31, 1996 with the proceeds of a financing provided by some or all of the existing stockholders of the Maker.

    (B) The Maker hereby agrees to grant to Blue Chip, or any subsidiary or affiliate designated by Blue Chip, additional Warrants, in the amount specified in subparagraph (C) hereof, on April 7, 1997, the exercise price of which will be $0.75 per share, provided however, that the obligation to issue Warrants pursuant to this subparagraph (B) shall only exist if as of April 7, 1997, the Maker shall have failed to repay this Note in full.

    (C) The number of shares of Common Stock that Blue Chip will be entitled to purchase pursuant to the Warrants granted pursuant to subparagraph (A) above is 375,000 and the number of shares of Common Stock that Blue Chip will be entitled to purchase pursuant to the Warrants granted pursuant to subparagraph (B) above is 375,000. The Maker and Blue Chip (the "Parties") acknowledge that the Maker intends to effect a 1 for 2.5 Reserve Stock Split (the "Reverse Stock Split"), and that such Reverse Stock Split will be effective upon the filing of an appropriate amendment to the Articles of Incorporation of Maker, which is expected to occur shortly after the issuance of this Note. The Parties acknowledge that the number of shares of Common Stock issuable upon exercise of the Warrants, as set forth above, has been computed before giving effect to the Reverse Stock Split. Accordingly, after the Reverse Stock Split becomes effective, (i) the number of shares of Common Stock that Blue Chip will be entitled to purchase pursuant to the Warrants granted pursuant to subparagraph
(A) above will be 150,000, and (ii) the number of shares of Common Stock that Blue Chip will be entitled to purchase pursuant to the Warrants granted pursuant to subparagraph (B) above will be 150,000.

    (D) In the event this Note is assigned or otherwise transferred to any person, any Warrants granted to Blue Chip, or any Subsidiary or affiliate designated by Blue Chip, prior to the time of such assignment or transfer will remain the sole property and right of Blue Chip or such subsidiary or affiliate, and the successors and assigns thereof.

         EVENTS OF DEFAULT

         The occurrence of any one or more of the following shall constitute an event of default ("Event of Default") hereunder:

          (1) Failure to pay, when due, the principal, any interest, or any other sum payable hereunder (whether upon the Maturity Date, upon any prepayment date, upon acceleration, or otherwise);

          (2)  The occurrence of any other default under this Note;

          (3) The occurrence of any default in the performance of any obligations of Maker under the Warrants;

          (4) The failure of the Maker to seek and obtain the consent of the Holder for the incurrence by the Maker of any additional indebtedness in excess of an aggregate principal amount of $5,000,000;

          (5) The failure of the Maker generally to pay its debts as such debts become due, the admission by the Maker in writing of its inability to pay its debts as such debts become due, or the making by the Maker of any general assignment for the benefit of creditors;

          (6) The commencement by the Maker of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of its or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property; or

          (7) The commencement of any case, proceeding, or other action against the Maker seeking to have any order for relief entered against the Maker as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of the Maker or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for the Maker or for all or any substantial part of the property of the Maker, and (i) such Maker shall, by any act or omission, indicate its consent to, approval of, or acquiescence in such case, proceeding, or action, or (ii) such case, proceeding, or action results in the entry of an order for relief, or (iii) such case, proceeding, or action, remains undismissed for a period of fifteen (15) days or more.

     Upon the occurrence of any such Event of Default hereunder, the entire principal amount hereof, and all accrued and unpaid interest thereon, shall be accelerated, and shall be immediately due and payable, at the option of the Holder, without demand or notice, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by applicable law. Failure to exercise said option or to pursue such other remedies shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default hereunder.

          MISCELLANEOUS

          The Maker agrees to pay out of the proceeds hereof all reasonable costs and expenses of Holder (including without limitation reasonable attorneys' fees and disbursements) incurred in the transaction memorialized by this Note. The Maker promises to pay all reasonable costs and expenses (including without limitation reasonable attorneys' fees and disbursements) incurred in connection with the collection hereof, and to perform each and every covenant or agreement to be performed by the Maker under this Note, the Warrants and any other instrument evidencing or securing the obligation represented by this Note.

          Each Obligor (which term shall include the Maker and all makers, sureties, guarantors, endorsers, and other persons assuming obligations pursuant to this Note) under this Note hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note, no release of any Obligor, and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of any Obligor. The pleading of any statute of limitations as a defense to any demand against any Obligor is expressly waived.

          No single or partial exercise by the Holder of any right hereunder, under the Warrants, or under any other agreement given as security for this Note or pertaining hereto, shall preclude any other or further exercise thereof or the exercise of any rights. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

          Whenever used herein, the words "Maker," "Holder" and "Obligor" shall be deemed to include their respective successors and assigns.

          This Note shall be governed by and construed under and in accordance with the laws of the State of Maryland (but not including the choice of law rules thereof).

          IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed on its behalf, as of the day and year first hereinabove set forth.

ATTEST:                                       DIGEX, Incorporated


/s/ Debbie Gingrich                           By: /s/ Thomas Brandt, Jr.
--------------------------                       ---------------------------


[SEAL]